UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2018

Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At Trustmark's Annual Meeting held on April 24, 2018, three proposals were submitted to Trustmark's shareholders, which are described in detail in Trustmark’s Proxy Statement.  The final results for the votes regarding the proposals are set forth below.

Proposal #1:  Election of directors.

Trustmark’s shareholders elected the thirteen directors named below to serve until the 2019 annual shareholders’ meeting or until their successors have been elected and qualified.  The votes cast for each of the thirteen directors, who constitute the entire Board of Directors of Trustmark following the meeting, are set forth below:

	For	Withheld	Broker Non-Votes
Adolphus B. Baker	43,794,158	1,080,669	11,350,163
William A. Brown	44,747,877	126,950	11,350,163
James N. Compton	44,748,824	126,003	11,350,163
Tracy T. Conerly	44,724,450	150,377	11,350,163
Toni D. Cooley	44,718,950	155,877	11,350,163
J. Clay Hayes, Jr., M.D.	44,741,256	133,571	11,350,163
Gerard R. Host	44,014,797	860,030	11,350,163
Harris V. Morrissette	44,747,758	127,069	11,350,163
Richard H. Puckett	43,764,508	1,110,319	11,350,163
R. Michael Summerford	43,757,287	1,117,540	11,350,163
Harry M. Walker	44,742,176	132,651	11,350,163
LeRoy G. Walker, Jr.	44,731,099	143,728	11,350,163
William G. Yates III	43,927,467	947,360	11,350,163

Proposal #2:   Advisory vote to approve executive compensation.

Trustmark’s shareholders approved, on an advisory basis, the compensation of Trustmark’s executive officers as disclosed in the Proxy Statement.  The votes regarding Proposal #2 were as follows:

For	Against	Abstentions	Broker Non-Votes
44,413,657	320,398	140,772	11,350,163

Proposal #3:   Ratification of the selection of Crowe Horwath LLP.

Trustmark’s shareholders ratified the selection of Crowe Horwath LLP as Trustmark’s independent auditors for the fiscal year ending December 31, 2018.  The votes regarding Proposal #3 were as follows:

For	Against	Abstentions
56,123,764	64,978	36,248

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	April 26, 2018